                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

                              EXCHANGE ACT OF 1934

                                (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ]  Confidential, for Use of Commission Only (as permitted by Rule
     14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to ss 240.14a-12
                      Smith Barney Telecommunications Trust

       -------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

       -------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                     SMITH BARNEY TELECOMMUNICATIONS TRUST

                        Telecommunications Income Fund

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                               -----------------

                         To Be Held February 26, 2004

                               -----------------

   A special meeting of shareholders of the Telecommunications Income Fund (the "Fund") will be held at the offices of Citigroup Inc., Citigroup Center, 153 East 53rd Street, 14th Floor, New York, New York 10022 on February 26, 2004 at 10:00 a.m. (the "Special Meeting"). The Fund is the sole remaining series in the Smith Barney Telecommunications Trust (the "Trust"), a business trust established under the laws of the Commonwealth of Massachusetts.

   The Special Meeting is being held to consider and vote on the following matter for the Fund, as indicated below and more fully described under the proposal in the accompanying Proxy Statement, and such other matters as may properly come before the Special Meeting or any adjournments thereof:

   PROPOSAL:  To approve the liquidation of the Fund.

   The appointed proxies will vote in their discretion on any other business as may properly come before the Special Meeting or any adjournments thereof.

   The close of business on January 5, 2004 has been fixed as the record date for the determination of the shareholders of the Fund entitled to notice of, and to vote at, the Special Meeting. You are cordially invited to attend the Special Meeting.

   Please mark, date and sign the enclosed proxy and return it in the prepaid envelope enclosed for your convenience to insure that your shares are represented unless you are voting by telephone, by fax or through the Internet. THE PROMPT RETURN OF YOUR PROXY WILL SAVE THE EXPENSE OF FURTHER MAILINGS. If you attend the Special Meeting, you can revoke your proxy and vote your shares in person if you wish.

   IF YOU HAVE ANY QUESTIONS CONCERNING THE PROXY STATEMENT OR THE PROCEDURES TO BE FOLLOWED TO EXECUTE AND DELIVER A PROXY, PLEASE CONTACT ALAMO DIRECT AT 1-866-362-0613.

   This notice and related proxy material are first being mailed to shareholders on or about January 15, 2004. This proxy is being solicited on behalf of the Board of Trustees of the Trust.

                             By Order of the Board of Trustees,

                             Robert I. Frenkel
                             Secretary

New York, New York
January 12, 2004

                               -----------------

   IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE PROXY (UNLESS YOU ARE VOTING BY TELEPHONE, BY FAX OR THROUGH THE INTERNET) IN THE ENCLOSED PREPAID ENVELOPE.

                            YOUR VOTE IS IMPORTANT
                       NO MATTER HOW MANY SHARES YOU OWN

   Please indicate your voting instructions on the enclosed proxy card, sign and date the card and return it in the envelope provided. If you sign, date and return the proxy card but give no voting instructions, your shares will be voted "FOR" the liquidation of the Fund and, in the discretion of the persons appointed as proxies, with respect to any other business that may properly arise at the special meeting or any adjournments thereof. In order to avoid the additional expense to the Fund of further solicitation, we ask your cooperation in mailing your proxy card promptly. As an alternative to mailing the paper proxy card, you may vote shares that are registered in your name, as well as shares held in 'street name' through a broker, via the internet, fax or touchtone voting.

   See your proxy card for instructions for Internet, or fax or touchtone voting.

   If we do not receive your voting instructions, our proxy solicitor, Alamo Direct, may contact you. Our proxy solicitor will remind you to vote your shares and will offer to record your vote over the telephone if you choose to vote in that manner.

                     INSTRUCTIONS FOR SIGNING PROXY CARDS

   The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense involved in validating your vote if you fail to sign your proxy card properly.

     1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

     2. Joint Accounts: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

     3. All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

           Registration                           Valid Signature
           ------------                       -----------------------
           CORPORATE ACCOUNTS
            (1) ABC Corp..................... ABC Corp.
            (2) ABC Corp..................... John Doe, Treasurer
            (3) ABC Corp.
               c/o John Doe, Treasurer....... John Doe
            (4) ABC Corp. Profit Sharing Plan John Doe, Trustee
           TRUST ACCOUNTS
            (1) ABC Trust.................... Jane B. Doe, Trustee
            (2) Jane B. Doe, Trustee
               u/t/d 12/28/78................ Jane B. Doe
           CUSTODIAL OR ESTATE ACCOUNTS
            (1) John B. Smith, Cust.
               f/b/o John B. Smith, Jr. UGMA. John B. Smith
            (2) Estate of John B. Smith...... John B. Smith, Executor

                             QUESTIONS AND ANSWERS

   These Questions and Answers are intended to briefly summarize for you the information contained in the attached Proxy Statement. For more detailed information about the proposal to be voted on and instructions on how you can vote, please refer to the Proxy Statement and accompanying materials. No matter how many shares you own, your timely vote is very important! Thank you in advance for your vote.

WHAT IS THE PURPOSE OF THIS PROXY SOLICITATION?

   The purpose of this proxy solicitation is to ask you to vote on the following proposal:

   . to approve the liquidation of Telecommunications Income Fund (the "Fund") of Smith Barney Telecommunications Trust (the "Trust"), of which the Fund is a series.

WHY IS THE LIQUIDATION BEING PROPOSED?

   The Board of Trustees of the Trust, of which the Fund is a series, believes that it would be in the best interests of Fund shareholders to approve the liquidation of the Fund. Accordingly, the Board of Trustees has recommended liquidating the Fund's assets and distributing the proceeds to Fund shareholders and then terminating the Fund under state law. The reasons for the recommendation are discussed in the attached Proxy Statement and include, among other factors, the low level of the Fund's assets, the likelihood that assets will continue to diminish due to redemptions, and that at its current size the Fund is too small to be managed efficiently and economically and in the best interests of its shareholders.

WHEN AND WHERE IS THE SPECIAL MEETING?

   A special meeting of shareholders for purposes of voting on this proposal will be held at Citigroup Center, 153 East 53/rd/ Street, New York, New York, 14/th/ Floor, on February 26, 2004 at 10:00 a.m.

HOW WILL APPROVAL OF THIS PROPOSAL AFFECT ME?

   If the proposal to liquidate the Fund is approved, the Fund's assets will be liquidated and the proceeds will be distributed to Fund shareholders pursuant to the Plan of Liquidation (the "Plan") which is attached to the Proxy Statement and described therein. Shareholders should carefully read and consider the discussion of the proposal and the Plan in the Proxy Statement.

IF THE FUND LIQUIDATES, WHAT WILL BE THE FEDERAL INCOME TAX CONSEQUENCES FOR ME?

   Pursuant to the liquidation, the Fund will sell its portfolio stock, giving rise to a large long-term capital gain. If the Fund liquidates, liquidating distributions will be made to Fund shareholders. The portion of the liquidating distribution that is a capital gain distribution will be taxed as long-term capital gain in the hands of the shareholders. As noted above, this amount is expected to be substantial. The maximum rate of tax imposed on long-term capital gains recognized by individual shareholders is currently 15%.

   Shareholders should carefully read and consider the discussion of General Tax Consequences in the Proxy Statement.

HOW DOES THE BOARD OF TRUSTEES RECOMMEND THAT I VOTE?

   After careful consideration, the Board of Trustees unanimously recommends that you vote "FOR" the proposed liquidation of the Fund.

MAY I REDEEM OR EXCHANGE MY SHARES PRIOR TO THE LIQUIDATION?

   Yes. You may redeem all or any portion of your shares at any time through the date shareholder approval of the Plan is obtained, which is expected to occur on or about February 26, 2004. You may also exchange your shares for the purchase of Class A shares of any other Smith Barney mutual fund offering such shares, at the net asset value next determined for such shares, without imposition of any sales charge, prior to the liquidation date. In addition, you may apply the proceeds you receive upon redemption of your shares or liquidation of the Fund towards the purchase of Class A shares of any Smith Barney mutual fund offering such shares, without the imposition of a sales charge, for a limited period expiring 30 days after the liquidation of the Fund. Exchanges and purchases of fund shares are subject to minimum investment requirements and to any other requirements of the Smith Barney fund into which you are exchanging or purchasing. Prior to any exchange or purchase, you should obtain and review the then current prospectus of the fund into which the exchange or purchase is being made.

WHAT SHOULD I DO IF I CURRENTLY HOLD SHARE CERTIFICATES?

   If you hold certificates representing shares of the Fund, please send them to the following address before March 5, 2004:

      PFPC Global Funds Services
      ATTN: Smith Barney Processing Department
      4400 Computer Drive
      2AE15
      Westborough, MA 01581

   All share certificates will be voided on the liquidation date.

WILL MY VOTE MAKE A DIFFERENCE?

   Yes. Your vote is needed to ensure that the proposal can be acted upon. Your immediate response will help save the delays and costs attendant on further solicitations for a shareholder vote. We encourage you to participate in the governance of the Fund.

HOW CAN I VOTE?

   You can vote in any one of five ways:

   . Through the Internet by going to the website listed on the enclosed proxy card;

   . By telephone, with a toll-free call to the telephone number listed on the proxy card;

   . By mail, by sending the proxy card, signed and dated, to us in the enclosed, postage-paid envelope

   . By fax, by faxing the proxy card, signed and dated, to the fax number listed on the proxy card; or

   .   In person, by attending the special meeting.

   We encourage you to vote over the internet, by telephone or by fax, using the voting control number that appears on your proxy card. Whichever method you choose, please take the time to read the full text of the Proxy Statement before you vote.

IF I SEND MY PROXY IN NOW AS REQUESTED, CAN I CHANGE MY VOTE LATER?

   You may revoke your proxy at any time before it is voted by: (1) sending a written revocation to the Trust as explained in the proxy statement; or (2) attending the special meeting and voting in person. Proxies voted by telephone, by fax or through the Internet may be revoked and a new vote submitted at any time before they are voted by telephone, by fax or through the Internet. Proxies voted by telephone, by fax or through the Internet may also be revoked in the same manner that proxies voted by mail may be revoked without submitting a new vote. Even if you plan to attend the special meeting, we ask that you return the enclosed proxy. This will help us ensure that an adequate number of shares are present for the special meeting to be held.

WHOM SHOULD I CALL WITH QUESTIONS?

   Please call Alamo Direct at 1-(866)-362-0613 with any additional questions about the proxy statement or the procedures to be followed to execute and deliver a proxy.

 The attached proxy statement contains more detailed information about the proposal. Please read it carefully.

                     SMITH BARNEY TELECOMMUNICATIONS TRUST
                               125 Broad Street
                              New York, NY 10004

                        Telecommunications Income Fund

                        SPECIAL MEETING OF SHAREHOLDERS
                               February 26, 2004

                               -----------------

                                PROXY STATEMENT

                               -----------------

   This Proxy Statement ("Proxy Statement") is being furnished in connection with the solicitation of proxies by the Board of Trustees of Smith Barney Telecommunications Trust (the "Trust") with respect to the Telecommunications Income Fund (the "Fund") for use at the special meeting of the Fund to be held at the offices of Citigroup Inc., Citigroup Center, 153 East 53rd Street, 14th Floor, New York, New York 10022 on February 26, 2004 at 10:00 a.m. (the "Special Meeting") and at any adjournments thereof. This Proxy Statement and accompanying proxy card ("Proxy") are expected to be mailed to shareholders on or about January 15, 2004. The Fund is the sole remaining series of the Trust.

   For simplicity, actions may be described in this Proxy Statement as being taken by the Fund, although all actions are actually taken by the Trust on behalf of the Fund.

   The Special Meeting is being held to consider and vote on the following matter for the Fund, as indicated below and described more fully under the proposal (the "Proposal") discussed herein, and such other matters as may properly come before the Special Meeting or any adjournments thereof:

   PROPOSAL:  To approve the liquidation of the Fund.

   The appointed proxies will vote on any other business as may properly come before the Special Meeting or any adjournments thereof.

   Notice of the Special Meeting and a Proxy accompany this Proxy Statement. Proxy solicitations will be made primarily by mail, but solicitations may also be made by telephone, through the Internet or by personal interviews by the Trust's proxy solicitation firm, Alamo Direct, officers of the Trust and officers of Citigroup Global Markets Inc. ("Citigroup Global Markets"), Smith Barney's financial consultants, the Trust's distributor, Smith Barney Fund Management LLC ("SBFM"), the Fund's investment advisor, Citicorp Trust Bank, fsb, the transfer agent for the Trust or a shareholder's broker-dealer, financial intermediary or financial institution. Except for Alamo Direct, such agents, representatives and employees of the Trust will not receive additional compensation for solicitation activities. The costs of soliciting proxies for the Special Meeting, including (a) preparing, printing and mailing this Proxy Statement and accompanying material, (b) the reimbursement of brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of the Fund's shares, (c) payment to Alamo Direct for its services in soliciting Proxies and (d) supplementary solicitations to submit Proxies, will be borne by SBFM. Alamo Direct has been engaged to assist in the solicitation of Proxies for the Fund at an estimated total cost of $6,000. However, the exact cost will depend on the amount and types of services rendered.

   Shareholders of the Fund may be called to ask if they would be willing to have their votes recorded by telephone. If the Fund records votes by telephone, by fax or through the Internet, it will use procedures designed to authenticate shareholders' identities (by asking the shareholder to provide the last four digits of his or her social security number, in the case of an individual, or a taxpayer identification number, in the case of an entity and his or her name and address or the control number from his or her Proxy), to allow shareholders to authorize the voting of their shares in accordance with their instructions, and to confirm that their instructions have been properly recorded. The shareholder's telephone vote will be recorded and a confirmation will be sent to the shareholder to ensure that the vote has been taken in accordance with the shareholder's instructions. Although a shareholder's vote may be taken by telephone, each shareholder will receive a copy of this Proxy Statement and may vote by mail using the enclosed Proxy. If the enclosed Proxy is executed and returned, it nevertheless may be revoked at any time before it has been exercised by signing and sending to the Trust a later dated Proxy or written revocation, or by attending the Special Meeting and voting in person. Merely attending the Special Meeting without voting, however, will not revoke your proxy. Proxies when executed and not so revoked will be voted in accordance with the specification marked thereon. Proxies voted by telephone, by fax or through the Internet may be revoked and a new vote submitted at any time before they are voted by telephone, by fax or through the Internet. Proxies voted by telephone, by fax or through the Internet may also be revoked in the same manner that proxies voted by mail may be revoked without submitting a new vote.

   Photographic identification will be required for admission to the Special Meeting.

   The Annual Report of the Fund containing audited financial statements for the fiscal year ended December 31, 2002, and Semi-Annual Report for the period ended June 30, 2003 (each, a "Report") have previously been furnished to the Fund's shareholders. Copies of each Report are available upon request and without charge by calling your service agent (i.e., your broker-dealer, financial intermediary, financial institution or Smith Barney's financial consultants, as applicable), by calling Smith Barney Shareholder Services at 1-800-451-2010 or by writing to the Fund at Smith Barney Mutual Funds, 125 Broad Street, New York, NY 10004.

   Shares of the Fund are entitled to one vote each at the Special Meeting and fractional shares are entitled to proportionate shares of one vote. If the enclosed Proxy is properly executed and returned in time to be voted at the Special Meeting, the shares represented thereby will be voted in accordance with the instructions marked on the Proxy. If no instructions are marked on the Proxy with respect to the Proposal, the Proxy will be voted "FOR" the approval of the Proposal and in accordance with the judgment of the persons appointed as proxies with respect to any other matter that may properly come before the Special Meeting.

   Under the Second Amended and Restated Master Trust Agreement of the Trust dated November 5, 1992 (as amended, the "Declaration of Trust"), a quorum is constituted by the presence in person or by proxy of the holders of a majority of the outstanding shares of the Fund entitled to vote at the Special Meeting but any lesser number of shares will be a sufficient quorum with respect to any adjournments. In the event that a quorum is not present at the Special Meeting, or in the event that a quorum is present but sufficient votes to approve the Proposal or any other matters that may properly come before the Special Meeting are not received, the persons named as proxies may propose one or more adjournments of the Special Meeting to permit further solicitation of proxies with respect to any such proposals. In determining whether to adjourn the Special Meeting, the following factors may be considered: the nature of the proposals that are the subject of the Special Meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to shareholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those shares represented at the Special Meeting in person or by proxy. The persons named as proxies will vote those Proxies that they are entitled to vote "FOR" the Proposal in favor of an adjournment and will vote those Proxies required to be voted "AGAINST" the Proposal against any adjournment. A shareholder vote may be taken on the Proposal or any other matter that may properly come before the Special Meeting prior to any adjournment if sufficient votes have been received and it is otherwise appropriate. For purposes of determining the presence of a quorum for transacting business at the Special Meeting, abstentions and broker "non-votes" (that is, proxies from brokers or nominees indicating that these persons have not received instructions from the beneficial owner or other persons entitled to vote shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as shares that are present but which have not been voted. (See "Vote Required" for a further discussion of abstentions and broker non-votes.)

   The Board of Trustees has fixed the close of business on January 5, 2004 (the "Record Date") for the determination of shareholders of the Fund entitled to notice of, and to vote at, the Special Meeting. As of the Record Date, 732,920,297 shares of the Fund were issued and outstanding.

   In order that your shares may be represented, you are requested to (unless you are voting by telephone, by fax or through the Internet):

    .  indicate your instructions on the Proxy;
    .  date and sign the Proxy; and
    .  mail the Proxy promptly in the enclosed envelope.

Share Certificates

   If you hold certificates representing shares of the Fund, please send them to the address below before March 5, 2004:

      PFPC Global Fund Services
      ATTN: Smith Barney Processing Department
      4400 Computer Drive
      2AE15
      Westborough, MA 01581

   All share certificates will be voided after the liquidation date.

Beneficial Ownership of Shares of the Fund

   To the Fund's knowledge, as of the Record Date no person beneficially owned more than five percent of the Fund's outstanding shares.

   As of the Record Date, the Trustees and officers of the Trust collectively beneficially owned less than one percent of the Fund's outstanding shares.

   SBFM is the adviser and administrator of the Fund. The address of SBFM is 399 Park Avenue, 4th Floor, New York, NY 10022. The address of Citigroup Global Markets, the Fund's distributor, is 388 Greenwich Street, New York, NY 10013.

Recent Developments

   The Funds have received the following information from Citigroup Asset Management ("CAM"), the Citigroup business unit that contains the Fund's Investment Manager. CAM is reviewing its entry, through an affiliate, into the transfer agent business in the period 1997-1999. As CAM currently understands the facts, at the time CAM decided to enter the transfer agent business, CAM sub-contracted for a period of five years certain of the transfer agency services to a third party and also concluded a revenue guarantee agreement with this subcontractor providing that the sub-contractor would guarantee certain benefits to CAM or its affiliates (the "Revenue Guarantee Agreement"). In connection with the subsequent purchase of the sub-contractor's business by an affiliate of the current sub-transfer agent (PFPC Inc.) used by CAM on many of the funds it manages, this Revenue Guarantee Agreement was amended eliminating those benefits in exchange for arrangements that included a one-time payment from the subcontractor.

   The Boards of CAM-managed funds (the "Boards") were not informed of the Revenue Guarantee Agreement with the sub-contractor at the time the Boards considered and approved the transfer agent arrangements. Nor were the Boards informed of the subsequent amendment to the Revenue Guarantee Agreement when that occurred.

   CAM has begun to take corrective actions. CAM will pay to the applicable funds $16 million (plus interest) that CAM and its affiliates received from the Revenue Guarantee Agreement and its amendment. As of the date of this Proxy Statement, the method of allocation of the payment among the CAM-managed funds has not been determined. CAM also plans an independent review to verify that the transfer agency fees charged by CAM were fairly priced as compared to competitive alternatives. CAM is instituting new procedures and making changes designed to ensure no similar arrangements are entered into in the future.

   CAM has briefed the Securities and Exchange Commission, the New York State Attorney General and other regulators with respect to this matter, as well as the U.S. Attorney who is investigating the matter. CAM is cooperating with governmental authorities on this matter.

                                   PROPOSAL

                    APPROVAL OF THE LIQUIDATION OF THE FUND

   The Board, including those trustees who are not "interested persons" of the Trust, as that term is defined in the 1940 Act (the "Independent Trustees"), has approved, subject to shareholder approval, the liquidation of the Fund.

Reasons for the Liquidation

Background

   As indicated earlier, the Fund is the only remaining series of the Trust. The Trust was organized as an unincorporated business trust under the laws of the

Commonwealth of Massachusetts pursuant to its Declaration of Trust. The Fund is treated under the Investment Company Act of 1940, as amended (the "1940 Act"), as a non-diversified, open-end management investment company. The Fund's investment objective is current income, with long-term growth of capital as a secondary objective.

   The Fund was originally created in response to the reorganization of American Telephone & Telegraph Company ("AT&T") in order to provide shareholders of AT&T with an investment alternative to the complexities of owning shares of AT&T and the "Baby Bells" created at the time of AT&T's restructuring. Shareholders were given the opportunity to exchange their shares of AT&T for shares of the Fund. This exchange of shares took place and the Fund commenced operations on January 1, 1984. Although shareholders of the Fund have been able to purchase shares through reinvestment of dividends and distributions, due to tax implications, shares of the Fund have not been and are not otherwise currently being offered to investors. For tax efficiency purposes and because the Fund does not currently offer shares to the public, the portfolio manager generally does not buy additional securities for the Fund's portfolio or sell securities held by the Fund except to satisfy redemption requests, to pay dividends and distributions to shareholders and to pay other Fund expenses.

   Because it does not sell shares to the public, the Fund's size has gradually diminished due to redemptions and payment of distributions, and at its current size the Fund is too small to be managed efficiently and economically and in the best interests of its shareholders. As of the Record Date, the Fund's assets were $9,190,820.52, down from approximately $97 million at the end of 1999. As of September 30, 2003 the Fund's total expense ratio was 1.67%, which is significantly higher than, and not competitive with, the most recently available Lipper Telecommunications peer group average of 1.33%. There is a likelihood that the Fund will continue to diminish in size due to redemptions, thus further increasing its expense ratio. Moreover, given that shares are not offered to the public and tax efficiency was sought for the benefit of shareholders, SBFM has not had cash with which to purchase additional securities for the Fund's portfolio since its inception. Consequently, it is virtually impossible that the Fund's assets could be raised to a more viable level.

   For the fiscal year ending December 31, 2002, the Fund's total expenses were:

                    Management and administrative fees 0.75%
                    Other............................. 0.46%
                    Total............................. 1.21%

   For the fiscal year ended December 31, 2003, the Fund's estimated total expenses are:

                Management and administration fees...... 0.75%
                Other................................... 0.88%
                Total................................... 1.63%*

   SBFM is entitled to receive an aggregate management and administrative fee of 0.75% of the Fund's net assets. In connection with the proposal to liquidate the Fund and the Trust, SBFM has agreed to waive a portion of its fee effective November 1, 2003, such that its combined management and administrative fee will not exceed 0.45% of the Fund's net assets through the date of the liquidation of the Fund.

Plan of Liquidation

   The Board has approved the Plan of Liquidation (the "Plan"), subject to shareholder approval of the liquidation of the Fund. The Plan is attached to this Proxy Statement as Annex A and summarized below. This summary is qualified in its entirety by reference to the Plan.

      1. Adoption of the Plan. The effective date of the Plan (the "Effective Date") shall be the date on which the Plan is adopted by a majority of the Fund's outstanding shares (as defined in the 1940 Act) of record represented in person or by proxy at the Special Meeting or any adjournments thereof.

      2. Liquidation of Assets. As soon as practicable after the Effective Date, depending on market conditions and consistent with the terms of the Plan, SBFM shall have the authority to engage in such transactions as may be appropriate for the Fund's liquidation, including, without limitation, the consummation of the transactions described in this Proxy Statement.

      3. Distribution to Shareholders. As soon as practicable after the Effective Date, the Fund shall liquidate and distribute pro rata on the date of liquidation (the "Liquidation Date") to the shareholders of record as of the close of business on the Liquidation Date such shareholders' proportionate interest in all of the remaining assets of the Fund in complete cancellation and redemption of all the outstanding shares of the Fund, except for cash, bank


--------
* Because of the voluntary fee waiver discussed below, estimated operating expenses for the fiscal year ended December 31, 2003 are expected to be 1.59% and for the period January 1, 2004 through March 12, 2004 (the approximate date of the Fund's liquidation, if the Proposal is approved) are expected to be 1.78%. These operating expenses and those in the table above are estimated based on expected levels of Fund assets.

   deposits or cash equivalents in an estimated amount necessary to
   (i) discharge any unpaid liabilities and obligations of the Fund on the Fund's books on the Liquidation Date, including, but not limited to, income dividends and capital gains distributions, if any, payable through the Liquidation Date and (ii) pay such contingent liabilities as the Board shall reasonably deem to exist against the assets of the Fund on the Fund's books. The proportionate interests of shareholders in the Fund will be fixed in proportion to the number of shares held by them and recorded on the books of the Trust as of the Liquidation Date.

      4. Amendment or Abandonment of the Plan. The Board may modify or amend the Plan at any time without shareholder approval if it determines that such action would be in the best interests of the Fund and its shareholders. In addition, the Board may abandon the Plan without shareholder approval at any time prior to the Liquidation Date if it determines that abandonment would be advisable and in the best interests of the Fund and its shareholders.

      5. Expenses. The expenses incurred in carrying out the terms of the Plan will be borne by SBFM.

   If shareholders approve the Proposal, the Fund will begin liquidating its holdings to cash and cash equivalents. The Fund will distribute any net investment income (as an ordinary dividend) and any excess of its net realized long-term capital gains over its net realized short-term capital losses (as a capital gains dividend). Any remaining amounts will be distributed as liquidation proceeds.

   The proportionate interest of shareholders in the assets of the Fund will be fixed on the basis of their holdings on the Liquidation Date. On such date, the books of the Fund will be closed. Thereafter, unless the books of the Fund are reopened pursuant to the Board's authority to abandon the Plan, shareholders' respective interests will not be transferable.

   Shareholders may redeem their shares prior to the Effective Date of the Plan. Shareholders may also exchange their shares for the purchase of Class A shares of any other Smith Barney mutual fund offering such shares, at the net asset value next determined for such shares, prior to the Liquidation Date, without imposition of any sales charge. In addition, shareholders may apply the proceeds received from redemption of Fund shares or liquidation of the Fund toward the purchase of Class A shares of any Smith Barney mutual fund offering such shares, without the imposition of a sales charge, for a limited period expiring 30 days after the Liquidation Date. Exchanges and purchases of fund shares are subject to minimum investment requirements and to any other requirements of the Smith Barney fund into which exchanges or purchases are being made. Prior to any exchange or purchase, a shareholder should obtain and review the then current prospectus of the fund into which the exchange or purchase is being made.

   An alternative to the liquidation and dissolution procedures described above would be to distribute the Fund's assets in kind on a pro rata basis to shareholders. This was deemed by SBFM to be an unattractive alternative because
(i) as described above, the Fund was originally formed largely to avoid the need for shareholders to own shares of AT&T and the companies created when AT&T was restructured; (ii) SBFM does not believe that there would be any tax advantage to the shareholders over the distribution procedures described above and (iii) in all likelihood, the costs to individual shareholders of liquidating these positions would exceed the pro rata cost of their liquidation by the Fund.

General Tax Consequences

  Background of Tax Issues

   When AT&T was reorganized into seven regional companies and a rump company, certain shareholders were disinclined to hold shares in all of the resulting companies. However, a sale of shares, either before or after the AT&T reorganization, would have caused the shareholders to recognize taxable gain.

   The Fund was established for these shareholders. The Fund secured a private letter ruling from the IRS which provided that any exchange of shares by an AT&T shareholder for shares of the Fund would be tax-free. Thus, new shareholders of the Fund were able to exchange their shares in AT&T for shares in the Fund, and thereby avoid holding shares of all of the resulting companies, and yet still not recognize any gain inherent in their shares.

   Because the Fund has not actively traded shares, the portfolio stock that it holds should have a value substantially in excess of its tax basis. Thus, the disposition of those shares should give rise to capital gain. Because the Fund should have a holding period in its shares in excess of one year, such gain should be long-term. Pursuant to the liquidation, the Fund will sell its portfolio stock, giving rise to a large long-term capital gain.

  Tax Treatment to U.S. Shareholders

   If the Fund liquidates, liquidating distributions will be made to Fund shareholders. For tax purposes, a U.S. Shareholder (i.e., a Fund shareholder who is subject to United States federal taxation on a net income basis) that receives such a distribution will be treated as receiving three separate distributions: (i) an income dividend to the extent the amount of the Fund's investment income and net short-term capital gains earned during its final tax year that have not previously been distributed exceed the Fund's expenses for the year; (ii) a capital gain distribution to the extent of any net long-term capital gains recognized by the Fund during its final tax year; and (iii) a payment for the U.S. Shareholder's shares.

   The portion of the distribution that is an income dividend will be treated as any other income dividend paid by the Fund. Accordingly, this amount should be subject to tax as ordinary income, although it may qualify for the dividends-received deduction in the hands of corporate shareholders or as "qualified dividend income" in the hands of individual shareholders. Because the Fund's investment income and net short-term capital gain earned during the year of the liquidation should be relatively small, the amount of the distribution taxed in this manner should be relatively insignificant.

   The portion of the distribution that is a capital gain distribution will be taxed as long-term capital gain in the hands of the shareholders. As noted above, this amount is expected to be substantial. The maximum rate of tax imposed on long-term capital gains recognized by individual shareholders is currently 15%.

   The balance of any amount (after accounting for the capital gain distribution and income dividend) received upon liquidation will be treated for federal income tax purposes as a payment in exchange for a U.S. Shareholder's shares in the Fund. A U.S. Shareholder will recognize a taxable gain or loss on such exchange equal to the difference between the amount of the payment and the U.S. Shareholder's tax basis in its Fund shares. Any such gain or loss will be a capital gain or capital loss if the U.S. Shareholder holds its shares as capital assets. In such event, any recognized gain or loss will constitute a long-term capital gain or long-term capital loss, as the case may be, if the Fund's shares were held for more than one year by the U.S. Shareholder at the time of the exchange. As noted above, long-term capital gains are currently taxed to non-corporate U.S. Shareholders at a maximum tax rate of 15%. If the U.S. Shareholder held its Fund shares for not more than one year at the time of the deemed exchange, any gain or loss will be a short-term capital gain or loss.

   Short-term capital gains are taxed to non-corporate U.S. Shareholders at the graduated income tax rates applicable to ordinary income. All income recognized by a corporate U.S. Shareholder pursuant to the liquidation of the Fund, regardless of its character as capital gains or ordinary income, will be subject to tax at the regular graduated federal corporate income tax rates.

   Prior to the last day of the Fund's final taxable year, the Fund's Board of Trustees must authorize any capital gain distribution and income dividend to be distributed as part of the liquidating distribution. Within 60 days after the close of the Fund's final taxable year, the Fund will notify U.S. Shareholders as to the portion, if any, of the liquidating distribution that constitutes a capital gain distribution and that constitutes an income dividend.

   Since the Fund would seek to retain its qualification as a regulated investment company ("RIC") under the Internal Revenue Code of 1986, as amended, during the liquidation period, it would not expect to be taxed on any of its net capital gains realized from the sale of its assets or ordinary income earned. In the unlikely event that the Fund should lose its status as a RIC during the liquidation process, the Fund would be subject to taxes which would reduce the amount of liquidating distributions.

   THE TAX CONSEQUENCES DISCUSSED HEREIN MAY AFFECT SHAREHOLDERS DIFFERENTLY DEPENDING UPON THEIR PARTICULAR TAX SITUATIONS UNRELATED TO THE LIQUIDATING DISTRIBUTION AND, ACCORDINGLY, THIS SUMMARY IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING ON AN INDIVIDUAL BASIS. SHAREHOLDERS SHOULD CONSULT THEIR PERSONAL TAX ADVISERS CONCERNING THEIR PARTICULAR TAX SITUATIONS AND THE IMPACT THEREON OF RECEIVING THE LIQUIDATING DISTRIBUTION AS DISCUSSED HEREIN, INCLUDING ANY STATE AND LOCAL TAX CONSEQUENCES.

Recommendation of the Board

   At a meeting of the Board of Trustees of the Trust held on October 23, 2003, the Board, including the Independent Trustees, unanimously approved (subject to shareholder approval) the liquidation of the Fund. In reaching this conclusion, the Board obtained information from SBFM with respect to the proposed liquidation. SBFM explained that the Fund is too small to be managed efficiently and economically and in the best interests of its shareholders at its current size and that, since shares of the Fund are not sold to the public, it is expected that the Fund will continue to diminish in size due to redemptions and the payment of dividends and distributions to shareholders, and its expense ratio will continue to increase. SBFM also explained that, in order to mitigate a continuing increase in the Fund's expense ratio, if the Board approved the liquidation SBFM would cap its aggregate management and administrative fee at 0.45% of the Fund's daily net assets effective November 1, 2003 through the date anticipated for the liquidation of the Fund. SBFM also noted, however, that it was not willing to continue this cap indefinitely and that if SBFM were to eliminate the cap, the Fund's expense ratio would increase, reducing returns to shareholders.

   The tax consequences to shareholders, as set forth in this Proxy Statement under "General Tax Consequences," were also described to the Board. In its presentation to the Board, SBFM also noted that it believes (although it has no firm statistics) that many of the original investors in the Fund are now deceased and that their heirs, to the extent they continue to own shares of the Fund, have a "stepped up" basis so that liquidation should not impose a heavy tax burden on these persons. SBFM also explained to the Board that those original shareholders without a stepped-up basis have had the opportunity to defer taxes on capital gains for 20 years and are now subject to a 15% long-term capital gains tax, which is lower than the capital gains tax applicable at the time of the Fund's creation.

   In determining to approve the Proposal and submit it to shareholders for approval, the Board considered a number of factors, including that the Fund is too small to be efficiently managed presently; that the Fund's assets could be expected to continue to decrease and its expense ratio to increase, and the virtual impossibility that the Fund's assets could be raised to a more viable level; that the Fund's total expense ratio was not competitive with the Lipper Telecommunications peer group average; that SBFM intended to cap the administrative and management fees of the Fund if the liquidation proposal was approved but was not willing to continue this indefinitely and, if SBFM discontinues or eliminates this cap, the Fund's expense ratio would increase and returns to shareholders would decrease; that SBFM would pay the expenses of the liquidation; and the tax considerations to shareholders of the Fund, including both the shareholders who have a "stepped-up" basis for tax purposes and the long-term capital gains tax deferment of other shareholders. After deliberating, the Board determined to recommend to the shareholders of the Fund the liquidation of the Fund.

   Therefore, after careful consideration, the Board, including the Independent Trustees, recommends that the shareholders of the Fund vote "FOR" the liquidation of the Fund as set forth in this Proposal.

   If the Proposal is approved, the Fund will proceed to liquidate pursuant to the Plan, as described above. If the Proposal is not approved, the Board will consider whether other action, if any, is appropriate in the interests of the shareholders, including resolicitation.

                                 VOTE REQUIRED

   Approval of the Proposal requires the affirmative vote of a "majority of the outstanding voting securities" (as defined by the 1940 Act) of the Fund. "Majority of the outstanding voting securities" means (as of the Record Date) the lesser of (a) 67% or more of the shares of the Fund present at the Special Meeting, if the holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy, or (b) more than 50% of the outstanding shares of the Fund. Because abstentions and broker non-votes are treated as shares present but not voting, any abstentions and broker non-votes will have the effect of votes against the Proposal.

THE BOARD, INCLUDING THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE

"FOR" APPROVAL OF THE PROPOSAL. ANY UNMARKED PROXIES WILL BE SO VOTED.

   The Board is not aware of any other matters that will come before the Special Meeting. Should any other matter properly come before the Special Meeting, it is the intention of the persons named in the accompanying Proxy to vote the Proxy in accordance with their judgment on such matters.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

   The Fund does not hold regular shareholders' meetings. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholders' meeting should send their written proposals to the Secretary of the Trust at 300 First Stamford Place, 4th Floor, Stamford, CT, 06902.

   Proposals must be received at a reasonable time prior to the date of a meeting of shareholders to be considered for inclusion in the materials for the Fund's meeting. Timely submission of a proposal does not, however, necessarily mean that such proposal will be included.

                   SHAREHOLDERS' REQUEST FOR SPECIAL MEETING

   Shareholders holding at least 10% of the Fund's outstanding voting securities (as defined in the 1940 Act) may require the calling of a meeting of shareholders for the purpose of voting on the removal of any Trustee of the Fund. Meetings of shareholders for any other purpose also shall be called by the Trustee when requested in writing by shareholders holding at least 10% of the shares then outstanding. If the Trustee fails to call or give notice of any meeting of shareholders for a period of 30 days after written application by shareholders holding at least 10% of the shares then outstanding, then shareholders holding at least 10% of the shares then outstanding may call and give notice of such meeting.

   IF YOU HAVE ANY QUESTIONS CONCERNING THE PROXY STATEMENT OR THE PROCEDURES TO BE FOLLOWED TO EXECUTE AND DELIVER A PROXY, PLEASE CONTACT ALAMO DIRECT AT 1-866-362-0613.

   You are requested to mark, date, sign and return the enclosed proxy promptly (or vote by telephone, by fax or through the Internet). No postage is required on the enclosed envelope.

                                  By Order of the Board of Trustees,

                                  Robert I. Frenkel
                                  Secretary

January 12, 2004

                                                                        Annex A

                          FORM OF PLAN OF LIQUIDATION
                                      OF
                        TELECOMMUNICATIONS INCOME FUND

   Telecommunications Income Fund (the "Fund"), a series of Smith Barney Telecommunications Trust (the "Trust"), a Massachusetts business trust organized pursuant to a Second Amended and Restated Master Trust Agreement, dated November 5, 1992 (the "Declaration of Trust"), shall proceed with a complete liquidation of the Fund according to the procedures set forth in this Plan of Liquidation (the "Plan"). The Plan has been approved by the Board of Trustees of the Trust (the "Board") as being advisable and in the best interests of the Fund and its shareholders. The Board has directed that this Plan be submitted to the Fund's shareholders for their approval and, upon the approval of this Plan by a majority of the Fund's outstanding shares (as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of record represented in person or by proxy at a meeting of the shareholders at which a quorum is present, the Fund shall voluntarily dissolve and completely liquidate in accordance with the requirements of Massachusetts law and the Internal Revenue Code of 1986, as amended (the "Code"), as follows:

      1. Adoption of Plan. The effective date of the Plan (the "Effective Date") shall be the date on which the Plan is adopted by a majority of the Fund's outstanding shares (as such term is defined in the 1940 Act, as amended) of record represented in person or by proxy at a meeting (the "Special Meeting") of the shareholders at which a quorum is present.

      2. Liquidation of Assets. As soon as practicable after the Effective Date, depending on market conditions and consistent with the terms of the Plan, Smith Barney Fund Management LLC ("SBFM") shall have the authority to engage in such transactions as may be appropriate for the Fund's liquidation, including, without limitation, the consummation of the transactions described in the proxy materials for the Special Meeting.

      3. Provisions for Liabilities. The Fund shall pay or discharge or set aside a reserve fund for, or otherwise provide for the payment or discharge of, any liabilities and obligations, including, without limitation, contingent liabilities.

      4. Distribution to Shareholders. As soon as practicable after the Effective Date, the Fund shall liquidate and distribute pro rata on the date of liquidation (the "Liquidation Date") to the shareholders of record as of the close of business on the Liquidation Date such shareholders' proportionate interest in all of the remaining assets of the Fund in complete cancellation and redemption of all the outstanding shares of the Fund, except for cash, bank deposits or cash equivalents in an estimated amount necessary to (i) discharge any unpaid liabilities and obligations of the Fund on the Fund's books on the Liquidation Date, including, but not limited to, income dividends and capital gains distributions, if any, payable through the Liquidation Date and (ii) pay such contingent liabilities as the Board shall reasonably deem to exist against the assets of the Fund on the Fund's books. The proportionate interests of shareholders in the Fund will be fixed in proportion to the number of shares held by them and recorded on the books of the Trust as of the Liquidation Date.

      5. Abolishment of Fund and Amendment of Declaration of Trust.   Effective
   upon liquidation, the Fund shall be abolished in accordance with Section 4.1 of the Declaration of Trust, and an amendment to the Declaration of Trust setting forth such abolishment shall be prepared and filed pursuant to the requirements of Massachusetts law.

      6. Amendment or Abandonment of Plan. The Board may modify or amend this Plan at any time without shareholder approval if it determines that such action would be advisable and in the best interests of the Fund and the shareholders. In addition, the Board may abandon this Plan without shareholder approval at any time prior to the Liquidation Date if it determines that abandonment would be advisable and in the best interests of the Fund and the shareholders.

      7. Powers of Board and Officers. The Board and the officers of the Trust are authorized to approve such changes to the terms of any of the transactions referred to herein, to interpret any of the provisions of this Plan, and to make, execute and deliver such other agreements, conveyances, assignments, transfers, certificates and other documents and take such other action as the Board and the officers of the Trust deem necessary or desirable in order to carry out the provisions of this Plan and effect the complete liquidation of the Fund in accordance with the Code, the Declaration of Trust and Massachusetts law, including, without limitation, withdrawing any federal or state registrations of the Fund and/or its shares, withdrawing any qualification to conduct business in any state in which the Fund is so qualified and the preparation and filing of any tax returns.

      8. Termination of Business Operations. As soon as practicable after the Effective Date, the Fund shall cease to conduct business except as shall be necessary in connection with the effectuation of its liquidation.

      9. Expenses. The expenses of carrying out the terms of this Plan shall be borne by SBFM, whether or not the liquidation contemplated by this Plan is effected.

                               FORM OF PROXY CARD

                    Your Proxy Vote is important!

                    And now you can Vote your Proxy on the PHONE, on the INTERNET, or by FACSIMILE.

                    Telephone and Internet voting is instantaneous - 24 hours a day.

                    It's Easy! Just follow these simple steps:

                    1. Read your proxy statement and have it at hand.

                    2. Call toll-free 1-866-241-6192 or go to website: https://vote.proxy-direct.com

                    3. Follow the recorded or on-screen directions.

                    4. Or, fax your executed proxy to us toll free at 1-888-796-9932 anytime.

                    5. Do not mail your Proxy Card when you vote by phone,
                          ---
                    Internet or Facsimile.

                  Please detach at perforation before mailing.


PROXY CARD           SMITH BARNEY TELECOMMUNICATIONS TRUST            PROXY CARD
                         Telecommunications Income Fund
                      125 Broad Street, New York, NY 10004
                  PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS
                     10:00 a.m., Eastern time, on February 26, 2004

The undersigned hereby appoints R. Jay Gerken, Thomas C. Mandia and Harris Goldblat, and each of them, each with full power of substitution, as proxies of the undersigned to vote all shares of beneficial interest that the undersigned is entitled in any capacity to vote at the above-stated special meeting, and at any and all adjournments or postponements thereof (the "Special Meeting"), on the matters set forth on this Proxy Card, and, in their discretion, upon all matters incident to the conduct of the Special Meeting and upon such other matters as may properly be brought before the Special Meeting. This proxy revokes all prior proxies given by the undersigned. Receipt of the Notice and the Proxy Statement, dated January 12, 2004 (the "Proxy Statement"), is hereby acknowledged.

All properly executed proxies will be voted as directed. If no instructions are indicated on a properly executed proxy, the proxy will be voted FOR approval of Proposal 1. All ABSTAIN votes will be counted in determining the existence of a quorum at the Special Meeting and as votes AGAINST Proposal 1.

                          VOTE VIA THE TELEPHONE: 1-866-241-6192
                          VOTE VIA THE INTERNET: https://vote.proxy-direct.com VOTE VIA THE FAX: 1-888-796-9932
                          --------------------------------
                          999 9999 9999 999
                          --------------------------------
                    Note: Please sign EXACTLY as your name or name(s) appears on this card. Joint owners should EACH sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title below.

                    ------------------------------------------------------------
                    Signature


                    ------------------------------------------------------------
                    Signature of joint owner, if any


                    ------------------------------------------------------------
                    Date                                               SBT_13815



UNLESS VOTING BY TELEPHONE, BY FACSIMILE OR ON THE INTERNET, PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE!

                  Please detach at perforation before mailing.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES WITH RESPECT TO YOUR FUND. THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR PROPOSAL 1.
                                              ---

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.  Example: [SOLID BOX]
                                                   FOR       AGAINST     ABSTAIN
                                                   [_]         [_]         [_]

1.   Approval of the liquidation of the Fund.

     The appointed proxies will vote on any other business as may properly come before the Special Meeting.

  YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY
                     USING THE ENCLOSED ENVELOPE SBT_13815